EXHIBIT 99.1

[SMITH & WOLLENSKY LOGO]
                                                               Investor Contact:
                                                                    Allison Good
                                          The Smith & Wollensky Restaurant Group
                                                             Phone: 212-838-2061
                                                           Email: agood@swrg.com


           Smith & Wollensky Reports Second Quarter Financial Results

New York, August 17, 2005 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq: SWRG) today announced financial results for the second quarter and six months ended July 4, 2005.

Total consolidated restaurant sales for the second quarter of 2005 were $32.0 million, a 6.5% increase from the corresponding period a year ago. Comparable consolidated restaurant sales for the quarter increased 0.6%. Net income for the second quarter of 2005 was $104,000, or $0.01 per diluted share, compared with a restated net income of $106,000, or $0.01 per diluted share, in the comparable quarter last year.

For the first six months of 2005, total consolidated restaurant sales were $65.0 million, a 7.1% increase from the first six months of 2004. Comparable consolidated restaurant sales for the first half rose 0.4%. Net income for the six-month period was $551,000, or $0.06 per diluted share, compared with a restated net loss of $123,000, or $0.01 per share, for the first half of 2004.

Chairman and CEO Alan Stillman commented, "Overall, we are pleased with the bottom line performance for the first half of 2005. In addition, our balance sheet was strengthened by our ability to eliminate approximately $9.2 million of indebtedness during the second quarter of 2005."

Conference Call
Alan Stillman, Chairman & CEO, and Sam Goldfinger, CFO, will conduct a conference call to review the Company's financial results for the second quarter of 2005 and six months ended July 4, 2005 at 5:00 p.m. ET on August 17, 2005. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call, please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the second quarter of 2005, is expected to be posted on the Company's website under the heading Investor Relations following the conference call.

About Smith & Wollensky Restaurant Group
The Smith & Wollensky Restaurant Group develops and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be one of the largest-grossing a la carte restaurants in the country. Since its inception, the company has grown to include 16 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus, Dallas, Houston, and Boston. SWRG also operates five other restaurants in New York, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Park Avenue Cafe, and The Post House.


Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                      # # #


                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                 Unaudited Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)




                                                                    Three Months Ended                   Six Months Ended
                                                                 July 4,          June 28,           July 4,          June 28,
                                                                   2005             2004               2005             2004
                                                              ---------------  ---------------    ---------------  ---------------
                                                                                  Restated                            Restated

Consolidated restaurant sales                                    $    31,971      $    30,010        $    64,965      $    60,662
                                                              ---------------  ---------------    ---------------  ---------------

        Total cost of consolidated restaurant sales                   28,943           26,675             58,120           54,246
                                                              ---------------  ---------------    ---------------  ---------------

Income from consolidated restaurant operations                         3,028            3,335              6,845            6,416

Management fee income                                                    248              316                499              632

                                                              ---------------  ---------------    ---------------  ---------------
Income from consolidated and managed restaurants                       3,276            3,651              7,344            7,048

General and administrative expenses                                    2,143            2,442              4,467            5,068
Royalty expense                                                          479              432                976              871

                                                              ---------------  ---------------    ---------------  ---------------
Operating income                                                         654              777              1,901            1,109

Interest expense                                                        (338)            (333)              (768)            (656)
Amortization of deferred debt financing costs                            (23)             (26)               (55)             (44)
Interest income                                                           21                -                 22                -
                                                              ---------------  ---------------    ---------------  ---------------
Interest expense, net                                                   (340)            (359)              (801)            (700)

Income before provision for income taxes                                 314              418              1,100              409

Provision for income taxes                                               118               51                175              103
                                                              ---------------  ---------------    ---------------  ---------------

Income before interest in (income) loss of consolidated
   variable interest entity                                              196              367                925              306

Interest in (income) loss of consolidated variable
   interest entity                                                       (92)            (261)              (374)            (429)
                                                              ---------------  ---------------    ---------------  ---------------

Net income (loss)                                                $       104      $       106        $       551      $      (123)
                                                              ===============  ===============    ===============  ===============
Net income (loss) per common share:
   Basic and diluted                                             $      0.01      $      0.01        $      0.06      $     (0.01)
                                                              ===============  ===============    ===============  ===============
Weighted average common shares outstanding:
   Basic                                                           9,375,371        9,376,249          9,376,893        9,376,249
                                                              ===============  ===============    ===============  ===============
   Diluted                                                        10,007,183       10,131,915          9,908,739        9,376,249
                                                              ===============  ===============    ===============  ===============

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
              (dollar amounts in thousands, except per share data)




                                                                                        July 4,                January 3,
                                  Assets                                                 2005                     2005
                                                                                 ----------------------   ----------------------
                                                                                       Unaudited                 Audited
Current assets:
   Cash and cash equivalents                                                       $             2,355      $             1,821
   Short-term investments                                                                          239                      195
   Accounts receivable, net                                                                      3,380                    2,366
   Merchandise inventory                                                                         4,883                    5,139
   Prepaid expenses and other current assets                                                     1,260                    1,103
                                                                                 ----------------------   ----------------------
             Total current assets                                                               12,117                   10,624

Property and equipment, net                                                                     62,503                   73,253
Goodwill, net                                                                                    6,886                    6,886
Licensing agreement, net                                                                         3,554                    3,637
Long-term investments                                                                            8,174                        -
Other assets                                                                                     4,306                    4,728
                                                                                 ----------------------   ----------------------

             Total assets                                                          $            97,540      $            99,128
                                                                                 ======================   ======================
                   Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                                               $               196      $             3,329
   Current portion of obligations under capital lease                                              133                        -
   Current portion of deferred gain                                                                367                        -
   Accounts payable and accrued expenses                                                        13,127                   15,738
                                                                                 ----------------------   ----------------------
             Total current liabilities                                                          13,823                   19,067

Obligations under capital lease, net of current portion                                          7,820                   11,624
Deferred gain on sale leaseback, net of current portion                                         13,210
Long-term debt, net of current portion                                                           3,214                    9,611
Deferred rent                                                                                    8,742                    8,647
                                                                                 ----------------------   ----------------------
             Total liabilities                                                                  46,809                   48,949

Interest in consolidated variable interest entity                                                 (538)                    (572)

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares;
     9,367,052 and 9,378,349 shares issued and outstanding at July 4, 2005 and
     January 3, 2005, respectively)                                                                 94                       94
   Additional paid-in capital                                                                   70,024                   70,002
   Accumulated deficit                                                                         (18,876)                 (19,427)
   Accumulated other comprehensive income                                                          126                       82
   Treasury stock, 16,647 shares at July 4, 2005, at cost                                          (99)                       -
                                                                                 ----------------------   ----------------------

                                                                                                51,269                   50,751
                                                                                 ----------------------   ----------------------

             Total liabilities and stockholders' equity                            $            97,540      $            99,128
                                                                                 ======================   ======================

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